Exhibit 99.1

FS Bancorp, Inc. Reports Second Quarter Net Income of $7.7 Million or $0.99 Per Diluted Share and Declares 50th Consecutive Quarterly Cash Dividend in Addition to a Special Dividend

MOUNTLAKE TERRACE, WA – July 22, 2025 – FS Bancorp, Inc. (NASDAQ: FSBW) (the “Company”), the holding company for 1st Security Bank of Washington (the “Bank”) today reported 2025 second quarter net income of $7.7 million, or $0.99 per diluted share, compared to $9.0 million, or $1.13 per diluted share, for the comparable quarter one year ago. For the six months ended June 30, 2025, net income was $15.7 million, or $1.99 per diluted share, compared to net income of $17.4 million, or $2.20 per diluted share, for the comparable six-month period in 2024.

“We are proud of the balance sheet growth this quarter driven by solid loan demand. Additionally, our share repurchase activity reflects our continued confidence and commitment to delivering long-term value to our shareholders,” stated Phillip Whittington, CFO.

“We are pleased to announce that our Board of Directors has approved our 50th consecutive quarterly cash dividend of $0.28 per common share, demonstrating our continued commitment to delivering value to our shareholders. In recognition of this milestone, the Board also approved a special dividend of $0.22 per common share. Both dividends will be paid on August 21, 2025, to shareholders of record as of August 7, 2025,” noted Matthew Mullet, President.

2025 Second Quarter Highlights

●	Net income was $7.7 million for the second quarter of 2025, compared to $8.0 million for the previous quarter, and $9.0 million for the comparable quarter one year ago;

●

Total deposits decreased $61.8 million, or 2.4%, to $2.55 billion at June 30, 2025, primarily due to a decrease of $59.1 million in brokered deposits, compared to $2.62 billion at March 31, 2025, and increased $170.6 million, or 7.2%, from $2.38 billion at June 30, 2024.  Noninterest-bearing deposits were $654.1 million at June 30, 2025, $676.7 million at March 31, 2025, and $623.3 million at June 30, 2024;

●

Borrowings increased $165.5 million, or 240.5% to $234.3 million at June 30, 2025, compared to $68.8 million at March 31, 2025, and increased $52.4 million, or 28.8%, from $181.9 million at June 30, 2024;

●

Loans receivable, net increased $81.2 million, or 3.2%, to $2.58 billion at June 30, 2025, compared to $2.50 billion at March 31, 2025, and increased $125.1 million, or 5.1%, from $2.46 billion at June 30, 2024;

●

Consumer loans were $606.3 million at June 30, 2025, a decrease of $2.6 million, or 0.4%, from $608.9 million in the previous quarter, and a decrease of $35.4 million, or 5.5%, from $641.7 million in the comparable quarter one year ago. During the three months ended June 30, 2025, consumer loan originations included 82.5% of home improvement loans originated with a Fair Isaac Corporation (“FICO”) score above 720;

●

Repurchased 132,282 shares of the Company's common stock in the second quarter of 2025 at an average price of $38.92 per share with $725,000 remaining for future purchases under the existing share repurchase plan at June 30, 2025. In addition, as previously announced on July 9, 2025, the Board approved a new share repurchase plan authorizing the repurchase of up to $5.0 million in shares of the Company's outstanding common stock;

●

Book value per share increased $0.43 to $39.55 at June 30, 2025, compared to $39.12 at March 31, 2025, and increased $2.40 from $37.15 at June 30, 2024.  Tangible book value per share (non-GAAP financial measure) increased $0.50 to $37.46 at June 30, 2025, compared to $36.96 at March 31, 2025, and increased $2.80 from $34.66 at June 30, 2024. See, “Non-GAAP Financial Measures;”

●

Segment reporting in the second quarter of 2025 reflected net income of $7.4 million for the Commercial and Consumer Banking segment and $351,000 for the Home Lending segment, compared to net income of $7.8 million and $242,000 in the prior quarter, and net income of $8.0 million and $1.0 million in the second quarter of 2024, respectively; and

FS Bancorp Q2 Earnings
July 22, 2025

●

Regulatory capital ratios at the Bank were 14.1% for total risk-based capital and 11.2% for Tier 1 leverage capital at June 30, 2025, compared to 14.4% for total risk-based capital and 11.3% for Tier 1 leverage capital at March 31, 2025.

Segment Reporting

The Company operates through two reportable segments: Commercial and Consumer Banking and Home Lending. The Commercial and Consumer Banking segment provides diversified financial products and services to our commercial and consumer customers. These products and services include deposit products; residential, consumer, business and commercial real estate lending and cash management services. This segment also manages the Bank's investment portfolio and other assets. The Home Lending segment originates one-to-four-family residential mortgage loans primarily for sale in the secondary markets as well as loans held for investment.

The tables below provide a summary of segment reporting at or for the three and six months ended June 30, 2025 and 2024 (dollars in thousands):

	At or For the Three Months Ended June 30, 2025
Condensed income statement:	Commercial and Consumer Banking	Home Lending	Total
Net interest income (1)	$29,179	$2,933	$32,112
Provision for credit losses	(1,849)	(172)	(2,021)
Noninterest income (2)	2,297	2,873	5,170
Noninterest expense (3)	(20,313)	(5,189)	(25,502)
Income before provision for income taxes	9,314	445	9,759
Provision for income taxes	(1,937)	(94)	(2,031)
Net income	$7,377	$351	$7,728
Total average assets for period ended	$2,466,917	$649,443	$3,116,360
Full-time employees ("FTEs")	452	115	567

	At or Three Months Ended June 30, 2024
Condensed income statement:	Commercial and Consumer Banking	Home Lending	Total
Net interest income (1)	$28,051	$2,350	$30,401
(Provision) recovery for credit losses	(1,214)	137	(1,077)
Noninterest income (2)	2,269	3,599	5,868
Noninterest expense (3)	(19,043)	(4,814)	(23,857)
Income before provision for income taxes	10,063	1,272	11,335
Provision for income taxes	(2,113)	(263)	(2,376)
Net income	$7,950	$1,009	$8,959
Total average assets for period ended	$2,359,741	$588,090	$2,947,831
FTEs	450	121	571

FS Bancorp Q2 Earnings
July 22, 2025

	At or For the Six Months Ended June 30, 2025
Condensed income statement:	Commercial and Consumer Banking	Home Lending	Total
Net interest income (1)	$57,586	$5,507	$63,093
Provision for credit losses	(3,170)	(443)	(3,613)
Noninterest income (2)	4,542	5,754	10,296
Noninterest expense (3)	(40,489)	(10,067)	(50,556)
Income before provision for income taxes	18,469	751	19,220
Provision for income taxes	(3,314)	(157)	(3,471)
Net income	$15,155	$594	$15,749
Total average assets for period ended	$2,440,654	$634,013	$3,074,667
FTEs	452	115	567

	At or For the Six Months Ended June 30, 2024
Condensed income statement:	Commercial and Consumer Banking	Home Lending	Total
Net interest income (1)	$56,137	$4,610	$60,747
Provision for credit losses	(2,465)	(11)	(2,476)
Noninterest income (2)	4,662	6,317	10,979
Noninterest expense (3)	(38,051)	(9,335)	(47,386)
Income before provision for income taxes	20,283	1,581	21,864
Provision for income taxes	(4,182)	(326)	(4,508)
Net income	$16,101	$1,255	$17,356
Total average assets for period ended	$2,380,803	$572,386	$2,953,189
FTEs	450	121	571

__________________________

(1)

Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to the other segment. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of assigned liabilities to fund segment assets.

(2)

Noninterest income includes activity from certain residential mortgage loans that were initially originated for sale and measured at fair value and subsequently transferred to loans held for investment. Gains and losses from changes in fair value for these loans are reported in earnings as a component of noninterest income. For the three and six months ended June 30, 2025, the Company recorded a net increase in fair value of $3,000 and $266,000, respectively, compared to a net increase in fair value of $184,000 and $186,000, respectively for the three and six months ended June 30, 2024. As of June 30, 2025 and 2024, there were $13.2 million and $13.9 million, respectively, in residential mortgage loans recorded at fair value as they were previously transferred from loans held for sale to loans held for investment.

(3)

Noninterest expense includes allocated overhead expense from general corporate activities. Allocation is determined based on a combination of segment assets and FTEs.  For the three and six months ended June 30, 2025 and 2024, the Home Lending segment included allocated overhead expenses of $1.8 million and $3.7 million, compared to $1.5 million and $3.0 million, respectively.

FS Bancorp Q2 Earnings
July 22, 2025

Asset Summary

The following table presents the components and changes in total assets as of the dates indicated.

ASSETS				Linked Quarter		Prior Year
(Dollars in thousands)	June 30,	March 31,	June 30,	Change		Quarter Change
	2025	2025	2024	$	%	$	%
Cash and due from banks	$15,168	$18,657	$20,005	$(3,489)	(19)%	$(4,837)	(24)%
Interest-bearing deposits at other financial institutions	18,027	44,084	13,006	(26,057)	(59)	5,021	39
Total cash and cash equivalents	33,195	62,741	33,011	(29,546)	(47)	184	1
Certificates of deposit at other financial institutions	248	1,234	12,707	(986)	(80)	(12,459)	(98)
Securities available-for-sale, at fair value	302,692	291,133	221,182	11,559	4	81,510	37
Securities held-to-maturity, net	31,562	10,434	8,455	21,128	202	23,107	273
Loans held for sale, at fair value	53,630	31,038	53,811	22,592	73	(181)	—
Loans receivable, net	2,582,272	2,501,117	2,457,184	81,155	3	125,088	5
Accrued interest receivable	14,270	14,406	13,792	(136)	(1)	478	3
Premises and equipment, net	30,098	29,451	29,999	647	2	99	—
Operating lease right-of-use	7,969	4,979	5,784	2,990	60	2,185	38
Federal Home Loan Bank stock, at cost	11,579	5,256	10,322	6,323	120	1,257	12
Deferred tax asset, net	7,782	7,009	4,590	773	11	3,192	70
Bank owned life insurance (“BOLI”), net	38,262	38,778	38,201	(516)	(1)	61	—
MSRs, held at the lower of cost or fair value	8,652	8,926	9,352	(274)	(3)	(700)	(7)
Goodwill	3,592	3,592	3,592	—	—	—	—
Core deposit intangible, net	12,071	12,879	15,483	(808)	(6)	(3,412)	(22)
Other assets	38,139	43,105	23,912	(4,966)	(12)	14,227	59
TOTAL ASSETS	$3,176,013	$3,066,078	$2,941,377	$109,935	4%	$234,636	8%

The increase in total assets reflects the Company's continued focus on balance sheet growth through loan origination and selective investment activity, funded by a combination of on-balance sheet liquidity and borrowings.

FS Bancorp Q2 Earnings
July 22, 2025

								Prior
LOAN PORTFOLIO							Linked	Year
(Dollars in thousands)							Quarter	Quarter
COMMERCIAL REAL ESTATE	June 30, 2025		March 31, 2025		June 30, 2024		$	$
("CRE") LOANS	Amount	Percent	Amount	Percent	Amount	Percent	Change	Change
CRE owner occupied	$180,250	6.8%	$164,911	6.5%	$177,723	7.1%	$15,339	$2,527
CRE non-owner occupied	171,979	6.6	174,188	6.9	181,681	7.3	(2,209)	(9,702)
Commercial and speculative construction and development	300,723	11.5	288,978	11.4	220,793	8.9	11,745	79,930
Multi-family	263,185	10.1	244,940	9.7	239,675	9.6	18,245	23,510
Total CRE loans	916,137	35.0	873,017	34.5	819,872	32.9	43,120	96,265

RESIDENTIAL REAL ESTATE LOANS
One-to-four-family (excludes HFS)	639,881	24.4	637,299	25.2	588,966	23.7	2,582	50,915
Home equity	85,613	3.3	73,846	2.9	73,749	3.0	11,767	11,864
Residential custom construction	54,024	2.1	48,810	1.9	53,416	2.1	5,214	608
Total residential real estate loans	779,518	29.8	759,955	30.0	716,131	28.8	19,563	63,387

CONSUMER LOANS
Indirect home improvement	530,375	20.3	532,038	21.0	563,621	22.6	(1,663)	(33,246)
Marine	72,765	2.8	73,737	2.9	74,627	3.0	(972)	(1,862)
Other consumer	3,151	0.1	3,118	0.1	3,440	0.1	33	(289)
Total consumer loans	606,291	23.2	608,893	24.0	641,688	25.7	(2,602)	(35,397)

COMMERCIAL BUSINESS LOANS
Commercial and industrial (“C&I”)	294,563	11.3	274,956	10.9	285,183	11.6	19,607	9,380
Warehouse lending	17,952	0.7	15,949	0.6	25,548	1.0	2,003	(7,596)
Total commercial business loans	312,515	12.0	290,905	11.5	310,731	12.6	21,610	1,784
Total loans receivable, gross	2,614,461	100.0%	2,532,770	100.0%	2,488,422	100.0%	81,691	126,039

Allowance for credit losses on loans	(32,189)		(31,653)		(31,238)		(536)	(951)
Total loans receivable, net	$2,582,272		$2,501,117		$2,457,184		$81,155	$125,088

FS Bancorp Q2 Earnings
July 22, 2025

The composition of CRE loans at the dates indicated were as follows:

(Dollars in thousands)	June 30, 2025	March 31, 2025	June 30, 2024
CRE by Type:	Amount	Amount	Amount
CRE non-owner occupied:
Office	$39,141	$39,406	$41,380
Retail	38,652	35,520	37,507
Hospitality/restaurant	26,489	27,377	28,314
Self-storage	19,075	19,092	19,141
Mixed use	18,387	18,868	18,062
Industrial	14,444	15,033	17,163
Senior housing/assisted living	7,448	7,506	7,675
Other	3,670	6,579	6,847
Land	2,206	2,314	3,021
Education/worship	2,467	2,493	2,571
Total CRE non-owner occupied	171,979	174,188	181,681
CRE owner occupied:
Industrial	77,419	66,618	63,970
Office	40,156	40,447	41,978
Retail	19,470	20,535	20,885
Other	9,483	8,529	8,354
Hospitality/restaurant	7,230	7,306	10,800
Automobile related	7,215	7,266	8,200
Mixed use	5,548	5,579	5,680
Agriculture	4,652	3,990	3,639
Education/worship	4,630	4,641	4,610
Car wash	4,447	—	9,607
Total CRE owner occupied	180,250	164,911	177,723
Total	$352,229	$339,099	$359,404

The following table includes CRE loans repricing or maturing within the next two years, excluding loans that reprice simultaneously with changes to the prime rate:

										Current
(Dollars in										Weighted
thousands)	For the Quarter Ended									Average
CRE by type:	Sep 30, 2025	Dec 31, 2025	Mar 31, 2026	Jun 30, 2026	Sep 30, 2026	Dec 31, 2026	Mar 31, 2027	Jun 30, 2027	Total	Rate
Agriculture	$716	$314	$178	$265	$287	$—	$—	$—	$1,760	6.28%
Apartment	—	13,679	1,128	13,788	9,747	7,062	4,117	—	49,521	4.96%
Hotel / hospitality	2,393	—	113	1,243	—	—	103	—	3,852	5.26%
Industrial	—	10,002	976	586	1,578	—	13,412	263	26,817	5.12%
Mixed use	241	—	7,101	—	—	379	—	—	7,721	8.14%
Office	15,015	6,055	515	1,629	554	7,695	2,857	1,213	35,533	5.50%
Other	1,921	240	884	—	—	1,485	—	3,515	8,045	4.80%
Retail	1,020	—	421	3,448	—	3,399	3,027	2,801	14,116	4.26%
Education/worship	1,314	—	—	—	2,467	—	—	—	3,781	5.18%
Senior housing and assisted living	—	—	2,142	—	—	—	—	1,372	3,514	4.76%
Total	$22,620	$30,290	$13,458	$20,959	$14,633	$20,020	$23,516	$9,164	$154,660	5.22%

FS Bancorp Q2 Earnings
July 22, 2025

The composition of construction loans at the dates indicated were as follows:

(Dollars in thousands)	June 30, 2025		March 31, 2025		June 30, 2024
Construction Types:	Amount	Percent	Amount	Percent	Amount	Percent
Commercial construction – retail	$8,447	2.4%	$8,157	2.4%	$8,698	3.2%
Commercial construction – office	9,083	2.6	6,487	1.9	4,737	1.7
Commercial construction – self storage	16,553	4.7	16,012	4.7	10,000	3.6
Commercial construction – hotel	3,673	1.0	402	0.1	7,807	2.8
Multi-family	23,119	6.5	31,275	9.3	30,960	11.3
Custom construction – single family residential and single family manufactured residential	45,570	12.8	41,143	12.2	46,106	16.8
Custom construction – land, lot and acquisition and development	8,454	2.4	7,667	2.3	7,310	2.7
Speculative residential construction – vertical	200,375	56.5	186,042	55.1	131,294	47.9
Speculative residential construction – land, lot and acquisition and development	39,473	11.1	40,603	12.0	27,297	10.0
Total	$354,747	100.0%	$337,788	100.0%	$274,209	100.0%

Originations of one-to-four-family loans to purchase and refinance a home for the periods indicated were as follows:

(Dollars in									Prior Year
thousands)	For the Three Months Ended						Linked Quarter		Quarter
	June 30, 2025		March 31, 2025		June 30, 2024		$	%	$	%
	Amount	Percent	Amount	Percent	Amount	Percent	Change	Change	Change	Change
Purchase	$170,854	85.7%	$120,719	83.0%	$193,715	92.3%	$50,135	41.5	$(22,861)	(11.8)%
Refinance	28,470	14.3	24,677	17.0	16,173	7.7	3,793	15.4	12,297	76.0%
Total	$199,324	100.0%	$145,396	100.0%	$209,888	100.0%	$53,928	37.1	$(10,564)	(5.0)%

(Dollars in thousands)	For the Six Months Ended June 30,
	2025		2024
	Amount	Percent	Amount	Percent	$ Change	% Change
Purchase	$290,737	84.3%	$329,292	90.5%	$(38,555)	(11.7)%
Refinance	53,983	15.7	34,545	9.5	19,438	56.3%
Total	$344,720	100.0%	$363,837	100.0%	$(19,117)	(5.3)%

During the quarter ended June 30, 2025, the Company sold $127.1 million of one-to-four-family loans compared to $91.9 million during the previous quarter and $164.5 million during the same quarter one year ago. The increase in the volume of loans sold during the current quarter compared to the prior quarter was primarily due to seasonal factors, including the spring homebuying season. This increased demand for homes generally results in a higher volume of loan originations and, consequently, more loans available for sale. Gross margins on home loan sales decreased to 3.06% for the quarter ended June 30, 2025, compared to 3.26% in the previous quarter and increased from 2.96% in the same quarter one year ago. Gross margins are defined as the margin on loans sold (cash sales) without the impact of deferred costs.

FS Bancorp Q2 Earnings
July 22, 2025

Liabilities and Equity Summary

The following table summarizes the components and changes in deposits, borrowings, equity, and book value per common share at the dates indicated.

(Dollars in thousands)							Linked	Prior Year
Deposits	June 30, 2025		March 31, 2025		June 30, 2024		Quarter	Quarter
Transactional deposits:	Amount	Percent	Amount	Percent	Amount	Percent	$ Change	$ Change
Noninterest-bearing checking	$643,573	25.2%	$659,417	25.2%	$613,137	25.7%	$(15,844)	$30,436
Interest-bearing checking:
Retail deposits	181,240	7.1	171,396	6.6	166,839	7.0	9,844	14,401
Brokered deposits	30,020	1.2	30,073	1.1	—	—	(53)	30,020
Total interest-bearing checking	211,260	8.3	201,469	7.7	166,839	7.0	9,791	44,421
Escrow accounts related to mortgages serviced (1)	10,496	0.4	17,289	0.7	10,212	0.4	(6,793)	284
Subtotal	865,329	33.9	878,175	33.6	790,188	33.1	(12,846)	75,141
Savings and money market:
Savings	159,601	6.3	160,332	6.1	151,398	6.4	(731)	8,203
Money market:
Retail deposits	350,548	13.6	343,098	13.1	339,946	14.2	7,450	10,602
Brokered deposits	251	0.1	251	—	4,049	0.2	—	(3,798)
Total money market	350,799	13.7	343,349	13.1	343,995	14.4	7,450	6,804
Subtotal	510,400	20.0	503,681	19.2	495,393	20.8	6,719	15,007
Certificates of deposit:
Retail CDs	891,355	34.9	881,630	33.7	823,866	34.6	9,725	67,489
Nonretail CDs:
Online CDs	3,423	0.1	9,354	0.4	9,354	0.4	(5,931)	(5,931)
Public CDs	2,114	0.1	2,440	0.1	2,983	0.1	(326)	(869)
Brokered CDs	280,754	11.0	339,871	13.0	261,019	11.0	(59,117)	19,735
Total nonretail CDs	286,291	11.2	351,665	13.5	273,356	11.5	(65,374)	12,935
Subtotal	1,177,646	46.1	1,233,295	47.2	1,097,222	46.1	(55,649)	80,424
Total deposits	$2,553,375	100.0%	$2,615,151	100.0%	$2,382,803	100.0%	$(61,776)	$170,572
Borrowings (2)	$234,305		$68,805		$181,895		$165,500	$52,410
Equity	$297,203		$298,840		$284,026		$(1,637)	$13,177
Book value per common share	$39.55		$39.12		$37.15		$0.43	$2.40

(1)	Primarily noninterest-bearing accounts based on applicable state law.
(2)	Comprised of FHLB advances and Federal Reserve Bank borrowings.

At June 30, 2025, the Bank had uninsured deposits of approximately $677.2 million, compared to approximately $679.4 million at March 31, 2025, and $586.6 million at June 30, 2024.  The uninsured amounts are estimates based on the methodologies and assumptions used for the Bank's regulatory reporting requirements.

In reference to the table above, the linked quarter decrease in stockholders’ equity at June 30, 2025, compared to March 31, 2025, was primarily due to share repurchases of $5.1 million, cash dividends paid of $2.1 million, and $525,000 in equity award compensation, partially offset by net income of $7.7 million. Stockholders’ equity was also impacted by a decline in unrealized fair value on securities available for sale of $1.2 million, net of tax, and fair value and cash flow hedges of $1.6 million, net of tax, reflecting changes in market interest rates during the quarter, resulting in a $2.8 million decrease in accumulated other comprehensive loss, net of tax.

FS Bancorp Q2 Earnings
July 22, 2025

The Bank is considered “well capitalized” under the capital requirement established by the Federal Deposit Insurance Corporation (“FDIC”) and the Company exceeded all regulatory capital requirements. At June 30, 2025, capital ratios presented for the Bank and the Company were as follows:

	At June 30, 2025
	Bank	Company
Total risk-based capital (to risk-weighted assets)	14.07%	14.16%
Tier 1 leverage capital (to average assets)	11.18%	9.65%
CET 1 capital (to risk-weighted assets)	12.82%	11.07%

Credit Quality

The following table summarizes the changes in the ACL on loans, nonperforming loans, and substandard loans at the dates indicated.

ACL ON LOANS	June 30,	March 31,	June 30,	Linked	Prior Year
(Dollars in thousands)	2025	2025	2024	Quarter	Quarter
	Amount	Amount	Amount	$ Change	$ Change
Beginning ACL balance	$(31,653)	$(31,870)	$(31,479)	$217	$(174)
Provision	(1,715)	(1,505)	(1,001)	(210)	(714)
Charge-offs
Indirect	1,555	1,579	825	(24)	730
Marine	43	20	157	23	(114)
Other	42	37	33	5	9
Commercial business	—	433	733	(433)	(733)
Subtotal	1,640	2,069	1,748	(429)	(108)
Recoveries
Indirect	(330)	(340)	(307)	10	(23)
Marine	(54)	(3)	(110)	(51)	56
Other	(7)	(4)	(4)	(3)	(3)
Commercial business	(70)	—	(85)	(70)	15
Subtotal	(461)	(347)	(506)	(114)	45
Ending ACL balance	$(32,189)	$(31,653)	$(31,238)	$(536)	$(951)

FS Bancorp Q2 Earnings
July 22, 2025

NONPERFORMING LOANS	June 30,	March 31,	June 30,	Linked	Prior Year
(Dollars in thousands)	2025	2025	2024	Quarter	Quarter
CRE LOANS	Amount	Amount	Amount	$ Change	$ Change
CRE	$2,046	$1,196	$1,116	$850	$930
Commercial and speculative construction and development	9,083	6,487	4,737	2,596	4,346
Total CRE loans	11,129	7,683	5,853	3,446	5,276

RESIDENTIAL REAL ESTATE LOANS
One-to-four-family (excludes HFS)	1,809	1,134	170	675	1,639
Home equity	251	252	156	(1)	95
Total residential real estate loans	2,060	1,386	326	674	1,734

CONSUMER LOANS
Indirect home improvement	3,365	2,821	2,319	544	1,046
Marine	567	648	327	(81)	240
Other consumer	13	1	6	12	7
Total consumer loans	3,945	3,470	2,652	475	1,293

COMMERCIAL BUSINESS LOANS
C&I	1,862	1,932	2,575	(70)	(713)
Total nonperforming loans	$18,996	$14,471	$11,406	$4,525	$7,590

The increase in nonaccrual loans during the period was partly driven by a single commercial construction loan, which remains in active development. Ongoing construction disbursements on this loan contributed to a $2.6 million increase from the prior quarter and a $4.3 million increase compared to the same period last year. Increases in consumer loan delinquencies also contributed to the overall rise in nonaccrual loans between the periods.

CRITICIZED LOANS	June 30,	March 31,	June 30,	Linked	Prior Year
(Dollars in thousands)	2025	2025	2024	Quarter	Quarter
CRE LOANS	Amount	Amount	Amount	$ Change	$ Change
CRE	$2,046	$2,040	$3,926	$6	$(1,880)
Commercial and speculative construction and development	9,083	6,487	4,737	2,596	4,346
Total CRE loans	11,129	8,527	8,663	2,602	2,466

RESIDENTIAL REAL ESTATE LOANS
One-to-four-family (excludes HFS)	4,383	3,728	2,854	655	1,529
Home equity	251	252	156	(1)	95
Total residential real estate loans	4,634	3,980	3,010	654	1,624

CONSUMER LOANS
Indirect home improvement	3,365	2,821	2,319	544	1,046
Marine	567	649	327	(82)	240
Other consumer	13	1	6	12	7
Total consumer loans	3,945	3,471	2,652	474	1,293

COMMERCIAL BUSINESS LOANS
C&I	5,220	7,524	9,954	(2,304)	(4,734)
Total criticized loans	$24,928	$23,502	$24,279	$1,426	$649

FS Bancorp Q2 Earnings
July 22, 2025

Operating Results

Net interest income increased $1.7 million to $32.1 million for the three months ended June 30, 2025, from $30.4 million for the three months ended June 30, 2024, primarily due to an increase in total interest income of $2.8 million, partially offset by an increase in interest expense of $1.1 million. The $2.8 million increase in total interest income was primarily due to an increase of $2.6 million in interest income on loans receivable, including fees, primarily as a result of net loan growth. The $1.1 million increase in total interest expense was primarily the result of higher average balances of deposits and borrowings to fund asset growth.

For the six months ended June 30, 2025, net interest income increased $2.3 million to $63.1 million, from $60.7 million for the six months ended June 30, 2024, with a $4.7 million increase in total interest income, partially offset by a $2.3 million increase in interest expense for the same reasons mentioned above.

NIM (annualized) increased one basis point to 4.30% for the three months ended June 30, 2025, from 4.29% for the same period in the prior year and increased four basis points from 4.27% to 4.31% for the six months ended June 30, 2025. The change in NIM for the three and six months ended June 30, 2025, compared to the same period in 2024, reflects the increased yields on interest-earning assets, as a result of loan growth and repricing activity. The improvement also reflects a favorable shift in the asset mix and disciplined management of deposit and funding costs.

The average total cost of funds, including noninterest-bearing checking, increased one basis point to 2.39% for the three months ended June 30, 2025, from 2.38% for the three months ended June 30, 2024. This increase was predominantly due to higher average balances in borrowings. The average cost of funds increased eight basis points to 2.38% for the six months ended June 30, 2025, from 2.30% for the six months ended June 30, 2024, primarily for the same reason noted above as well as growth in the deposit mix from the prior year.

For the three and six months ended June 30, 2025, the provision for credit losses on loans was $2.0 million and $3.6 million, compared to $1.1 million and $2.5 million for the three and six months ended June 30, 2024, respectively. The provision for credit losses on loans reflects net loan growth and an increase in net charge-off activity.

During the three months ended June 30, 2025, net charge-offs decreased $63,000 to $1.2 million, compared to the same period the prior year. During the six months ended June 30, 2025, net charge-offs increased $184,000, to $2.9 million, compared to $2.7 million during the six months ended June 30, 2024. The increase was primarily due to a $1.2 million increase in net charge-offs on indirect home improvement loans, partially offset by a $693,000 decrease in net charge-offs on commercial business loans and a $271,000 decrease in net charge-offs on marine loans. Management attributes the increase in net charge-offs for the current six month period to continued volatile economic conditions.

Total noninterest income decreased $698,000 to $5.2 million for the three months ended June 30, 2025, from $5.9 million for the three months ended June 30, 2024. The decrease primarily reflects a $491,000 decrease in gain on sale of loans, primarily due to a decrease of loans available for sale, a $156,000 decrease in service charges and fee income and a $151,000 decrease in gain on sale of investment securities due to no sales activity in the current quarter compared to the same period last year. Total noninterest income decreased $683,000, to $10.3 million, for the six months ended June 30, 2025, from $11.0 million for the six months ended June 30, 2024. This decrease was primarily the result of a $629,000 decrease in gain on sale of loans, a $464,000 decrease in service charges and fee income, and a net decrease of $368,000 from no activity in gain on sales of MSRs and loss on sale of investment securities compared to an $8.2 million net gain on sale of MSRs, offset by the $7.8 million loss on sale of investment securities that occurred in the first half of 2024. These decreases in total noninterest income were partially offset by a $755,000 increase in other noninterest income as result of sales of nonmarketable equity securities at a $312,000 gain, bank owned life insurance proceeds of $195,000, and a $101,000 increase in brokered loans fees.

FS Bancorp Q2 Earnings
July 22, 2025

Total noninterest expense was $25.5 million for the three months ended June 30, 2025, compared to $23.9 million for the three months ended June 30, 2024.  The $1.6 million increase was primarily due to a $710,000 increase in salaries and benefits, primarily due to competitive wage adjustments, a $305,000 increase in operations expense, and a $267,000 increase in professional and board fees.  Total noninterest expense increased $3.2 million to $50.6 million for the six months ended June 30, 2025, compared to $47.4 million for the six months ended June 30, 2024. Increases during the six month period ended June 30, 2025, compared to the same period last year included $1.7 million in salaries and benefits, $742,000 in operations expense, and $531,000 in professional and board fees.

About FS Bancorp

FS Bancorp, Inc., a Washington corporation, is the holding company for 1st Security Bank of Washington. The Bank offers a range of loan and deposit services primarily to small- and middle-market businesses and individuals in Washington and Oregon.  It operates through 27 bank branches, one headquarters office that provides loans and deposit services, and loan production offices in various suburban communities in the greater Puget Sound area, the Kennewick-Pasco-Richland metropolitan area of Washington, also known as the Tri-Cities, and in Vancouver, Washington. Additionally, the Bank services home mortgage customers across the Northwest, focusing on markets in Washington State including the Puget Sound, Tri-Cities, and Vancouver.

FS Bancorp Q2 Earnings
July 22, 2025

Forward-Looking Statements

When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward‑looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events, many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially from those currently expected or projected in these forward-looking statements. Factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements, include but are not limited to, the following: adverse impacts to economic conditions in the Company’s local market areas, other markets where the Company has lending relationships, or other aspects of the Company’s business operations or financial markets, including, without limitation, as a result of employment levels; labor shortages, the effects of inflation, recessionary pressures or slowing economic growth; changes in interest rates and the duration of such changes, including actions by the Federal Reserve, which could adversely affect our revenues and expenses, the values of our assets and obligations, and the availability and cost of capital and liquidity; the impact of inflation and monetary and fiscal policy responses thereto and their impact on consumer and business behavior; geopolitical developments and international conflicts including but not limited to tensions or instability in Eastern Europe, the Middle east, and Asia, or the imposition of new or increased tariffs and trade restrictions, which may disrupt financial markets, global supply chains, energy prices, or economic activity in specific industry sectors; the effects of a federal government shutdown, debt ceiling standoff, or other fiscal policy uncertainty; increased competitive pressures, including repricing and competitors' pricing initiatives, and their impact on our market position, loan, and deposit products; adverse changes in the securities markets, the Company’s ability to execute its plans to grow its residential construction lending, mortgage banking, and warehouse lending operations, and the geographic expansion of its indirect home improvement lending; challenges arising from expanding into new geographic markets, products, or services; secondary market conditions for loans and the Company’s ability to originate loans for sale and sell loans in the secondary market; volatility in the mortgage industry; fluctuations in deposits; liquidity issues, including our ability to borrow funds or raise additional capital, if necessary; the impact of bank failures or adverse developments at other banks and related negative press about the banking industry in general on investor and depositor sentiment; the ability to adapt to rapid technological changes, including advancements in artificial intelligence, digital banking, and cybersecurity; legislation or regulatory changes, including but not limited to shifts in capital requirements, banking regulation, tax laws, or consumer protection laws; vulnerabilities  in information systems or third-party service providers, including disruptions, breaches, or attacks; environmental, social and governance goals; the effects of climate change, severe weather events, natural disasters, pandemics, epidemics and other public health crises, acts of war or terrorism, domestic political unrest and other external events on our business; and other factors described in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other reports filed with or furnished to the SEC which are available on its website at www.fsbwa.com and on the SEC's website at www.sec.gov.

Any of the forward-looking statements that the Company makes in this press release and in the other public statements are based upon management's beliefs and assumptions at the time they are made and may turn out to be incorrect because of the inaccurate assumptions the Company might make, because of the factors illustrated above or because of other factors that cannot be foreseen by the Company. Therefore, these factors should be considered in evaluating the forward‑looking statements, and undue reliance should not be placed on such statements. The Company does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

FS Bancorp Q2 Earnings
July 22, 2025

FS BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands) (Unaudited)

				Linked	Prior Year
	June 30,	March 31,	June 30,	Quarter	Quarter
ASSETS	2025	2025	2024	% Change	% Change
Cash and due from banks	$15,168	$18,657	$20,005	(19)	(24)
Interest-bearing deposits at other financial institutions	18,027	44,084	13,006	(59)	39
Total cash and cash equivalents	33,195	62,741	33,011	(47)	1
Certificates of deposit at other financial institutions	248	1,234	12,707	(80)	(98)
Securities available-for-sale, at fair value	302,692	291,133	221,182	4	37
Securities held-to-maturity, net	31,562	10,434	8,455	202	273
Loans held for sale, at fair value	53,630	31,038	53,811	73	—
Loans receivable, net	2,582,272	2,501,117	2,457,184	3	5
Accrued interest receivable	14,270	14,406	13,792	(1)	3
Premises and equipment, net	30,098	29,451	29,999	2	—
Operating lease right-of-use	7,969	4,979	5,784	60	38
Federal Home Loan Bank stock, at cost	11,579	5,256	10,322	120	12
Deferred tax asset, net	7,782	7,009	4,590	11	70
Bank owned life insurance (“BOLI”), net	38,262	38,778	38,201	(1)	—
MSRs, held at the lower of cost or fair value	8,652	8,926	9,352	(3)	(7)
Goodwill	3,592	3,592	3,592	—	—
Core deposit intangible, net	12,071	12,879	15,483	(6)	(22)
Other assets	38,139	43,105	23,912	(12)	59
TOTAL ASSETS	$3,176,013	$3,066,078	$2,941,377	4	8
LIABILITIES
Deposits:
Noninterest-bearing accounts	$654,069	$676,706	$623,349	(3)	5
Interest-bearing accounts	1,899,306	1,938,445	1,759,454	(2)	8
Total deposits	2,553,375	2,615,151	2,382,803	(2)	7
Borrowings	234,305	68,805	181,895	241	29
Subordinated notes:
Principal amount	50,000	50,000	50,000	—	—
Unamortized debt issuance costs	(373)	(389)	(439)	(4)	(15)
Total subordinated notes less unamortized debt issuance costs	49,627	49,611	49,561	—	—
Operating lease liability	8,138	5,149	5,979	58	36
Other liabilities	33,365	28,522	37,113	17	(10)
Total liabilities	2,878,810	2,767,238	2,657,351	4	8
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, $.01 par value; 5,000,000 shares authorized; none issued or outstanding	—	—	—	—	—
Common stock, $.01 par value; 45,000,000 shares authorized; 7,618,543 shares issued and outstanding at June 30, 2025, 7,742,907 at March 31, 2025, and 7,742,607 at June 30, 2024	76	77	77	(1)	(1)
Additional paid-in capital	48,418	52,806	55,834	(8)	(13)
Retained earnings	268,509	262,945	243,651	2	10
Accumulated other comprehensive loss, net of tax	(19,800)	(16,988)	(15,536)	17	27
Total stockholders’ equity	297,203	298,840	284,026	(1)	5
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,176,013	$3,066,078	$2,941,377	4	8

FS Bancorp Q2 Earnings
July 22, 2025

FS BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share amounts) (Unaudited)

	Three Months Ended			Linked	Prior Year
	June 30,	March 31,	June 30,	Quarter	Quarter
INTEREST INCOME	2025	2025	2024	% Change	% Change
Loans receivable, including fees	$45,038	$43,303	$42,406	4	6
Interest and dividends on investment securities, cash and cash equivalents, and certificates of deposit at other financial institutions	3,665	3,485	3,534	5	4
Total interest and dividend income	48,703	46,788	45,940	4	6
INTEREST EXPENSE
Deposits	14,520	13,058	13,252	11	10
Borrowings	1,585	2,263	1,801	(30)	(12)
Subordinated notes	486	485	486	—	—
Total interest expense	16,591	15,806	15,539	5	7
NET INTEREST INCOME	32,112	30,982	30,401	4	6
PROVISION FOR CREDIT LOSSES	2,021	1,592	1,077	27	88
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	30,091	29,390	29,324	2	3
NONINTEREST INCOME
Service charges and fee income	2,323	2,244	2,479	4	(6)
Gain on sale of loans	1,972	1,700	2,463	16	(20)
Gain on sale of investment securities, net	—	—	151	NM	NM
Earnings on cash surrender value of BOLI	254	250	242	2	5
Other noninterest income	621	932	533	(33)	17
Total noninterest income	5,170	5,126	5,868	1	(12)
NONINTEREST EXPENSE
Salaries and benefits	14,088	14,533	13,378	(3)	5
Operations	3,824	3,445	3,519	11	9
Occupancy	1,780	1,717	1,669	4	7
Data processing	2,137	2,045	2,058	4	4
Loan costs	719	548	653	31	10
Professional and board fees	1,155	1,186	888	(3)	30
FDIC insurance	554	538	450	3	23
Marketing and advertising	398	221	377	80	6
Amortization of core deposit intangible	809	831	919	(3)	(12)
Impairment (recovery) of servicing rights	38	(9)	(54)	(522)	(170)
Total noninterest expense	25,502	25,055	23,857	2	7
INCOME BEFORE PROVISION FOR INCOME TAXES	9,759	9,461	11,335	3	(14)
PROVISION FOR INCOME TAXES	2,031	1,440	2,376	41	(15)
NET INCOME	$7,728	$8,021	$8,959	(4)	(14)
Basic earnings per share	$1.00	$1.02	$1.15	(2)	(13)
Diluted earnings per share	$0.99	$1.01	$1.13	(2)	(12)

FS Bancorp Q2 Earnings
July 22, 2025

FS BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share amounts) (Unaudited)

	Six Months Ended		Year
	June 30,	June 30,	Over Year
INTEREST INCOME	2025	2024	% Change
Loans receivable, including fees	$88,340	$83,403	6
Interest and dividends on investment securities, cash and cash equivalents, and certificates of deposit at other financial institutions	7,150	7,417	(4)
Total interest and dividend income	95,490	90,820	5
INTEREST EXPENSE
Deposits	27,578	26,134	6
Borrowings	3,848	2,968	30
Subordinated note	971	971	—
Total interest expense	32,397	30,073	8
NET INTEREST INCOME	63,093	60,747	4
PROVISION FOR CREDIT LOSSES	3,613	2,476	46
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	59,480	58,271	2
NONINTEREST INCOME
Service charges and fee income	4,567	5,031	(9)
Gain on sale of loans	3,672	4,301	(15)
Gain on sale of MSRs	—	8,215	NM
Loss on sale of investment securities, net	—	(7,847)	NM
Earnings on cash surrender value of BOLI	505	482	5
Other noninterest income	1,552	797	95
Total noninterest income	10,296	10,979	(6)
NONINTEREST EXPENSE
Salaries and benefits	28,621	26,935	6
Operations	7,269	6,527	11
Occupancy	3,496	3,374	4
Data processing	4,182	4,016	4
Loan costs	1,267	1,238	2
Professional and board fees	2,342	1,811	29
FDIC insurance	1,092	982	11
Marketing and advertising	619	604	2
Amortization of core deposit intangible	1,639	1,860	(12)
Impairment of servicing rights	29	39	(26)
Total noninterest expense	50,556	47,386	7
INCOME BEFORE PROVISION FOR INCOME TAXES	19,220	21,864	(12)
PROVISION FOR INCOME TAXES	3,471	4,508	(23)
NET INCOME	$15,749	$17,356	(9)
Basic earnings per share	$2.02	$2.23	(9)
Diluted earnings per share	$1.99	$2.20	(10)

FS Bancorp Q2 Earnings
July 22, 2025

KEY FINANCIAL RATIOS AND DATA (Unaudited)

	At or For the Three Months Ended
	June 30,	March 31,	June 30,
PERFORMANCE RATIOS:	2025	2025	2024
Return on assets (ratio of net income to average total assets) (1)	0.99%	1.07%	1.22%
Return on equity (ratio of net income to average total stockholders' equity) (1)	10.29	10.80	12.72
Yield on average interest-earning assets (1)	6.52	6.53	6.48
Average total cost of funds (1)	2.39	2.38	2.38
Interest rate spread information – average during period	4.13	4.15	4.10
Net interest margin (1)	4.30	4.32	4.29
Operating expense to average total assets (1)	3.28	3.35	3.26
Average interest-earning assets to average interest-bearing liabilities (1)	140.98	142.94	143.64
Efficiency ratio (2)	68.40	69.39	65.78
Common equity ratio (ratio of stockholders' equity to total assets)	9.36	9.75	9.66
Tangible common equity ratio (3)	8.91	9.26	9.07

	For the Six Months Ended
	June 30,	June 30,
PERFORMANCE RATIOS:	2025	2024
Return on assets (ratio of net income to average total assets)	1.03%	1.18%
Return on equity (ratio of net income to average total stockholders' equity)	10.55	12.51
Yield on average interest-earning assets	6.52	6.39
Average total cost of funds	2.38	2.30
Interest rate spread information – average during period	4.14	4.09
Net interest margin	4.31	4.27
Operating expense to average total assets	3.32	3.23
Average interest-earning assets to average interest-bearing liabilities	141.93	144.07
Efficiency ratio (2)	68.89	66.07

	June 30,	March 31,	June 30,
ASSET QUALITY RATIOS AND DATA:	2025	2025	2024
Nonperforming assets to total assets at end of period (4)	0.60%	0.47%	0.39%
Nonperforming loans to total gross loans (excluding loans HFS) (5)	0.73	0.57	0.46
Allowance for credit losses – loans to nonperforming loans (5)	168.89	219.08	273.95
Allowance for credit losses – loans to total gross loans (excluding loans HFS)	1.23	1.25	1.26

FS Bancorp Q2 Earnings
July 22, 2025

	At or For the Three Months Ended
	June 30,		March 31,		June 30,
PER COMMON SHARE DATA:	2025		2025		2024
Basic earnings per share	$1.00		$1.02		$1.15
Diluted earnings per share	$0.99		$1.01		$1.13
Weighted average basic shares outstanding	7,580,576		7,695,320		7,688,246
Weighted average diluted shares outstanding	7,698,173		7,805,728		7,796,253
Common shares outstanding at end of period	7,515,480	(6)	7,639,844	(7)	7,644,463	(8)
Book value per share using common shares outstanding	$39.55		$39.12		$37.15
Tangible book value per share using common shares outstanding (9)	$37.46		$36.96		$34.66

(1)	Annualized.
(2)	Total noninterest expense as a percentage of net interest income and total noninterest income.
(3)	Represents a non-GAAP financial measure. For a reconciliation to the most comparable GAAP financial measure, see “Non-GAAP Financial Measures” below.
(4)	Nonperforming assets consist of nonperforming loans (which include nonaccruing loans and accruing loans more than 90 days past due), foreclosed real estate and other repossessed assets.
(5)	Nonperforming loans consist of nonaccruing loans and accruing loans 90 days or more past due.
(6)	Common shares were calculated using shares outstanding of 7,618,543 at June 30, 2025, less 103,063 unvested restricted stock shares.
(7)	Common shares were calculated using shares outstanding of 7,742,907 at March 31, 2025, less 103,063 unvested restricted stock shares.
(8)	Common shares were calculated using shares outstanding of 7,742,607 at June 30, 2024, less 98,144 unvested restricted stock shares.
(9)	Tangible book value per share using outstanding common shares excludes intangible assets. This ratio represents a non-GAAP financial measure. See “Non-GAAP Financial Measures” below.

(Dollars in thousands)	For the Three Months Ended June 30,		For the Six Months Ended June 30,		QTR Over QTR	YTD Over YTD
Average Balances	2025	2024	2025	2024	$ Change	$ Change
Assets
Loans receivable, net (1)	$2,612,959	$2,511,326	$2,586,598	$2,487,964	$101,633	$98,634
Securities available-for-sale, at amortized cost	332,705	283,422	321,622	307,417	49,283	14,205
Securities held-to-maturity	21,401	8,500	15,063	8,500	12,901	6,563
Interest-bearing deposits and certificates of deposit at other financial institutions	8,775	41,613	10,353	50,563	(32,838)	(40,210)
FHLB stock, at cost	19,502	7,040	17,840	4,607	12,462	13,233
Total interest-earning assets	2,995,342	2,851,901	2,951,476	2,859,051	143,441	92,425
Noninterest-earning assets	121,018	95,930	123,191	94,138	25,088	29,053
Total assets	$3,116,360	$2,947,831	$3,074,667	$2,953,189	$168,529	$121,478
Liabilities
Interest-bearing deposit accounts	$1,924,586	$1,794,966	$1,845,534	$1,813,865	$129,620	$31,669
Borrowings	150,492	140,964	184,377	121,057	9,528	63,320
Subordinated notes	49,617	49,550	49,608	49,542	67	66
Total interest-bearing liabilities	2,124,695	1,985,480	2,079,519	1,984,464	139,215	95,055
Noninterest-bearing deposit accounts	657,820	637,345	660,805	647,214	20,475	13,591
Other noninterest-bearing liabilities	32,700	41,785	33,218	42,516	(9,085)	(9,298)
Total liabilities	$2,815,215	$2,664,610	$2,773,542	$2,674,194	$150,605	$99,348

(1) Includes loans HFS.

FS Bancorp Q2 Earnings
July 22, 2025

Non-GAAP Financial Measures:

In addition to financial results presented in accordance with generally accepted accounting principles utilized in the United States (“GAAP”), this earnings release presents non-GAAP financial measures that include tangible book value per share, and tangible common equity ratio. Management believes that providing the Company’s tangible book value per share and tangible common equity ratio is consistent with the capital treatment utilized by the investment community, which excludes intangible assets from the calculation of risk-based capital ratios and facilitates comparison of the quality and composition of the Company's capital over time and to its competitors. Where applicable, the Company has also presented comparable GAAP information.

These non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. They should not be considered in isolation or as a substitute for total stockholders' equity or operating results determined in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Reconciliation of the GAAP book value per share and common equity ratio and the non-GAAP tangible book value per share and tangible common equity ratio is presented below.

(Dollars in thousands, except share and per share amounts)	June 30,		March 31,		June 30,
Tangible Book Value Per Share:	2025		2025		2024
Stockholders' equity (GAAP)	$297,203		$298,840		$284,026
Less: goodwill and core deposit intangible, net	(15,663)		(16,471)		(19,075)
Tangible common stockholders' equity (non-GAAP)	$281,540		$282,369		$264,951

Common shares outstanding at end of period	7,515,480	(1)	7,639,844	(2)	7,644,463	(3)

Book value per share (GAAP)	$39.55		$39.12		$37.15
Tangible book value per share (non-GAAP)	$37.46		$36.96		$34.66

Tangible Common Equity Ratio:
Total assets (GAAP)	$3,176,013		$3,066,078		$2,941,377
Less: goodwill and core deposit intangible assets	(15,663)		(16,471)		(19,075)
Tangible assets (non-GAAP)	$3,160,350		$3,049,607		$2,922,302

Common equity ratio (GAAP)	9.36%		9.75%		9.66%
Tangible common equity ratio (non-GAAP)	8.91		9.26		9.07

_________________________

(1)	Common shares were calculated using shares outstanding of 7,618,543 at June 30, 2025, less 103,063 unvested restricted stock shares.
(2)	Common shares were calculated using shares outstanding of 7,742,907 at March 31, 2025, less 103,063 unvested restricted stock shares.
(3)	Common shares were calculated using shares outstanding of 7,742,607 at June 30, 2024, less 98,144 unvested restricted stock shares.

Contacts:

Joseph C. Adams,

Chief Executive Officer

Matthew D. Mullet,

President

Phillip D. Whittington,

Chief Financial Officer

(425) 771-5299

www.FSBWA.com